SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MS STRUCTURED ASSET CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-4026700
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)
1585 Broadway, Second Floor New York, NY Attention: Madhu Philips	10036
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates:	333-101155
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

SATURNS Tribune Company Debenture Backed Series 2006-1 Class A Callable Units	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Units” on pages 44 through 63 of the Registrant’s Prospectus, dated March 5, 2003 (Registration No. 333-101155), as supplemented by the information under the headings “Summary, “Risk Factors” and “Description of the Units” on pages S-4 through S-10, S-11 through S-14 and S-33 through S-39, respectively, of the Registrant’s related Preliminary Prospectus Supplement, Subject to Completion, issued February 13, 2006, which information is incorporated herein by reference and made part of this Registration Statement in its entirety. The description of the Units contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the Units, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.

Item 2.	Exhibits.

4.1          The Standard Terms for Trust Agreements, dated March 5, 2003, filed as part of Securities Act Registration Statement No. 333-101155 and the Trust Agreement relating to the Units expected to be filed under cover of Form 8-K within 4 days of the closing date as described in the above referenced Prospectus Supplement.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 22, 2006

MS STRUCTURED ASSET CORP.

(Registrant)

By: /s/    Madhu Philips

Name: Madhu Philips

Title:   Vice President